EXHIBIT 10.25(F)

                               NOVATION AGREEMENT


THIS DEED (THE "NOVATION AGREEMENT") is made the 9th day of December, 1998 between:

(1) TDI-HALTER, LIMITED PARTNERSHIP, a Louisiana limited partnership (the "Builder"), whose principal office is at 1601 South Childers Road, Orange, Texas 77631;

(2) PETRODRILL OFFSHORE, INC. (formerly PETRODRILL CONSTRUCTION INC.) (the "PURCHASER"), a corporation organised under the laws of Bahamas, whose principal office is at Suite 205, Saffrey Square, P.O. Box N8188, Nassau, Bahamas; and

(3) PETRODRILL FOUR LIMITED (the "NEW PURCHASER") a limited company organised under the laws of British Virgin Islands, whose registered office is at Arias Fabrega & Fabrega, Omar Hodge Building, 2nd Floor, Wickams City, Tortola, British Virgin Islands.

(together referred to as the PARTIES)

Whereas

      (A) Builder and the Purchaser are parties to an agreement relating to the construction and sale of a dynamic positioned semi-submersible drilling vessel with Builder's Hull No. 1828 dated 9 April 1998 (including any amendments included in the associated memorandum, meeting minutes and/or side letters made from time to time thereto (herein called the "AGREEMENT") which expression shall mean the said Agreement as transferred by this Novation Agreement.

      (B) The parties hereto have agreed that in consideration for entering into this Novation Agreement the Purchaser may transfer to the New Purchaser its rights and obligations under the Agreement upon the terms and subject to the conditions set out herein.

Now it is agreed as follows:

(1) Terms and expressions defined in the Agreement shall, unless the context otherwise requires, have the same meanings when used in this Novation Agreement.

(2) Upon and with effect from the date of this Novation Agreement and subject to clause 6 of this Novation Agreement, Purchase does hereby transfer to the New Purchaser all of its obligations, liabilities, rights, title and interest in and to the Agreement. Upon and with effect from the date of this Novation Agreement, the Purchaser releases and discharges and agrees to release and discharge the Builder from the various covenants, undertakings, warranties and other obligations contained in the Agreement which are enjoyed by the Purchaser, and from all claims and demands whatsoever arising out of or in respect of the Agreement whether prior to, on or subsequent to the date of this Novation Agreement.

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(3)   Upon and with effect from the date of this Novation Agreement and subject to clause 6 of this Novation Agreement, the New Purchaser accepts and agrees to accept the transfer of all liabilities and obligations of the Purchaser under the Agreement (whether now existing or hereafter arising) and agrees to perform all the duties and to discharge all the liabilities and obligations of the Purchaser under the Agreement (whether now existing or hereafter arising).

(4) Upon and with effect from the date of this Novation Agreement, the Builder agrees to perform all its duties and to discharge all of its obligations under the Agreement and to be bound by all the terms and conditions of the Agreement in every way as if the New Purchaser were named in the Agreement as a party ab initio in place of the Purchaser. Without limiting the generality of the foregoing, the Builder acknowledges and agrees that the New Purchaser shall have the right to enforce the Agreement and pursue all claims and demands (future or existing) whatsoever arising out of or in respect of the Agreement. The New Purchaser agrees and acknowledges that Builder's satisfactory performance of any obligation under the Agreement for the benefit of the Purchaser shall be deemed to satisfy the Builder's obligations to perform the obligations for the New Purchaser.

(5) The New Purchaser confirms that it has received a copy of the Agreement and that it is familiar with the terms thereof.

(6) Notwithstanding the above clauses it shall be a condition precedent to this Novation Agreement that the Purchaser shall provide to the Builder a Guarantee in the form attached in the schedule hereto, and this Novation Agreement shall not become effective until the Guarantee is provided by the Purchaser to the Builder in the form that appears in the schedule.

(7) Each Party shall take all steps, execute all documents and do everything reasonably required by any other Party to give effect to the transactions contemplated by this Novation Agreement provided that the Purchaser and the New Purchaser shall jointly and severally reimburse the Builder on a full indemnity basis for all reasonable costs and expenses (including legal fees) incurred by the Builder pursuant to this Clause 7 or otherwise howsoever in connection with the negotiation and execution of this Novation Agreement.

(8) The construction, validity and performance of this Novation Agreement shall be governed by English Law. Any claim, difference or dispute which may arise out of this Novation Agreement shall be decided by the commercial Court of the Queen's Bench Division of the High Court of England and Wales to whose exclusive jurisdiction the parties whereto agree.

      Nothing contained in this Novation Agreement shall waive any rights or remedies of the Builder under the Agreement including without limitation any rights or remedies related to any default under the Agreement or any event, act or omission which with the passing of time or the giving of notice would constitute a default under the Agreement.


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SIGNED by TDI-HALTER LIMITED PARTNERSHIP
on behalf of the BUILDER in the presence of:              /s/ Illegible



SIGNED by PETRODRILL OFFSHORE, INC.
on behalf of the PURCHASER in the presence of:            /s/ Illegible



SIGNED by PETRODRILL FOUR LIMITED
on behalf of the NEW PURCHASER in the presence of:        /s/ Illegible

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